Exhibit 10.5

CYTOMX THERAPEUTICS, INC.

2015 EQUITY INCENTIVE PLAN

Adopted by Board: September 17, 2015

Termination Date: September 17, 2025

I.	INTRODUCTION

1.1 Purposes. The purposes of the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan as set forth herein (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, employees and other service providers and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

“Agreement” shall mean an electronic or written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Shares” shall mean Shares which are not subject to a Restriction Period or Performance Measures.

“Bonus Share Award” shall mean an award of Bonus Shares under this Plan.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, or a subcommittee thereof, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the Nasdaq Global Market or any other stock exchange on which Shares are then traded.

“Company” shall mean CytomX Therapeutics, Inc., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a Share as reported on the Nasdaq Global Market on the date as of which such value is being determined or, if Shares are not listed on the Nasdaq Global Market, the closing transaction price of a Share on the principal national stock exchange on which Shares are traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Shares are not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, Shares (which may be Restricted Shares) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase Shares that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Director” shall have the meaning set forth in Section 5.8(b)(iii).

“Initial Public Offering” shall mean the initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Option” shall mean an option to purchase Shares which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Share Award, of the Shares subject to such award, or, in the case of a Restricted Share Unit Award or Performance Unit Award, to the holder’s receipt of the Shares subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a Share of a specified Fair Market Value for a specified period of time; earnings per share; return to stockholders (including dividends); return on assets; return on equity; earnings of the Company before or after taxes and/or interest; revenues; expenses; market share; cash flow or cost reduction goals; interest expense; return on investment; return on investment capital; return on operating costs; economic value created; operating margin; gross margin; the achievement of annual operating profit plans; net income; earnings before interest, depreciation and/or amortization; operating earnings after interest expense and before incentives, and/or extraordinary or special items; operating earnings; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, days sales outstanding goals, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. With respect to participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an award may be paid following a Performance Period, the performance goals may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time; provided, however, that to the extent such goals relate to awards to “covered employees” within the meaning of Section 162(m) of the Code that are payable following the transition period described in Treasury regulation 1.162(m)-27(f), such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof and to the extent set forth in the applicable award Agreement, Shares having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Restricted Shares” shall mean Shares which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Share Award” shall mean an award of Restricted Shares under this Plan.

“Restricted Share Unit” shall mean a right to receive one Share or, in lieu thereof and to the extent set forth in the applicable award Agreement, the Fair Market Value of such Share in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Share Unit Award” shall mean an award of Restricted Share Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Shares subject to a Restricted Share Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Share Unit Award shall remain in effect.

“SAR” shall mean a share appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Share” shall mean a share of the Common Stock, $0.00001 par value per share, of the Company, and all rights appurtenant thereto.

“Share Award” shall mean a Bonus Share Award, Restricted Share Award or Restricted Share Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, Shares (which may be Restricted Shares) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of Shares subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase Shares in the form of Incentive Stock Options or Nonqualified Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Share Awards in the form of Bonus Shares, Restricted Shares or Restricted Share Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of Shares, the number of SARs, the number of Restricted Share Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Shares or Restricted Share Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding award shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer and President or such other executive officer as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer and President or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer and President and any other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation or By-Laws, each as may be amended from time to time) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such officers, Non-Employee Directors, employees, consultants, agents and independent contractors, and persons expected to become officers, Non-Employee Directors, employees, consultants, agents, and independent contractors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan and except as otherwise provided for in an Agreement, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on an approved leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, [insert seven percent (7%) of the total number of Shares outstanding immediately following the effectiveness of the Initial Public Offering] Shares shall be available for awards under this Plan, other than Substitute Awards. The number of Shares that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of Shares which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Share Awards and delivered upon the settlement of Performance Units. As of the first day of each calendar year beginning on or after January 1, 2016, the number of Shares available for all awards under the Plan, other than Incentive Stock Options, shall automatically increase by 4% of the number of Shares that are issued and outstanding as of such date, unless the Committee approves an increase of a lesser percentage prior to such date. To the extent that Shares subject to an outstanding option, SAR, Share Award or other award granted under the Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding Shares subject to an option cancelled upon settlement in Shares of a related tandem SAR or Shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such Shares shall again be available under this Plan, other than for grants of Incentive Stock Options. Subject to the limit set forth above and to adjustment as provided in Section 5.7, the aggregate maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options will be 2,481,268 Shares.

Notwithstanding anything in this Section 1.5 to the contrary, Shares subject to an award under this Plan may not be made available for issuance under this Plan if such shares are: (i) shares that were subject to a Share-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay withholding taxes related to an award under this Plan, or (iv) shares repurchased on the open market with the proceeds of an option exercise.

The number of Shares for awards under this Plan shall not be reduced by (i) the number of Shares subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares to be delivered under this Plan shall be made available from authorized and unissued Shares, or authorized and issued Shares reacquired and held as treasury shares or otherwise or a combination thereof.

1.6 Per Person Limits. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of Shares with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 1,417,867 Shares, subject to adjustment as provided in Section 5.7, (ii) the maximum number of Shares with respect to which Share Awards subject to Performance Measures or Performance Units denominated in Common Stock that may granted during any fiscal year of the Company to any person shall be 1,417,867 Shares, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be earned by any person with respect to Performance Units denominated in cash granted during any fiscal year of the Company to any person shall be $3,000,000 million; provided, however, that each of the per person limits set forth in this sentence shall be multiplied by two for awards granted to a participant in the year in which such participant’s employment with the Company commences. The aggregate grant date fair value of Shares that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $600,000; provided, however, that (i) the limit set forth in this sentence shall be $1,200,000 in the year in which a Non-Employee Director commences service on the Board and (ii) the limits set forth in this sentence shall not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of fees received for service on the Board or any committee thereunder.

II.	OPTIONS AND SHARE APPRECIATION RIGHTS

2.1 Options. The Committee may, in its discretion, grant options to purchase Shares to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of Shares subject to an option and the purchase price per Share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per Share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per Share shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per Share of the Shares subject to such option may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole Shares. Prior to the exercise of an option, the holder of such option shall have no rights as a stockholder of the Company with respect to the Shares subject to such option.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No Shares shall be issued and no certificate representing Shares shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Share Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per Share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such SAR.

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per Share of the Shares subject to such SAR may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole Shares and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Shares, a certificate or certificates representing such Restricted Shares shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Shares shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the Shares subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No Shares shall be issued and no certificate representing Shares shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 Repricing of Options and SARs. The Committee, in its sole discretion and without the approval of the stockholders of the Company, may amend or replace any previously granted option or SAR in a transaction that constitutes a repricing within the meaning of the rules of the Nasdaq Global Market or any other stock exchange on which Shares are then traded.

III.	SHARE AWARDS

3.1 Share Awards. The Committee may, in its discretion, grant Share Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Share Award shall specify whether the Share Award is a Bonus Share Award, Restricted Share Award or Restricted Share Unit Award.

3.2 Terms of Bonus Share Awards. The number of Shares subject to a Bonus Share Award shall be determined by the Committee. Bonus Share Awards shall not be subject to any Restriction Periods or Performance Measures. Upon the grant of a Bonus Share Award, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such award.

3.3 Terms of Restricted Share Awards. Restricted Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of Shares subject to a Restricted Share Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Share Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the Shares subject to such award (i) if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Share Issuance. During the Restriction Period, the Restricted Shares shall be held by a custodian in book entry form with restrictions on such Shares duly noted or, alternatively, a certificate or certificates representing a Restricted Share Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Share Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Share Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Share Awards. Unless otherwise set forth in the Agreement relating to a Restricted Share Award, and subject to the terms and conditions of a Restricted Share Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Shares; provided, however, that (i) a distribution with respect to Shares, other than a regular cash dividend, and (ii) a regular cash dividend with respect to Shares that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the Shares with respect to which such distribution was made.

3.4 Terms of Restricted Share Unit Awards. Restricted Share Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of Shares subject to a Restricted Share Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Share Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Share Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Share Unit Award (i) if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Share Unit Awards. The Agreement relating to a Restricted Share Unit Award shall specify (i) whether such award may be settled in Shares or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Shares subject to such award. Any dividend equivalents with respect to Restricted Share Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Share Units. Prior to the settlement of a Restricted Share Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the Shares subject to such award.

3.5 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Share Award, or any forfeiture and cancellation of such award (i) upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV.	PERFORMANCE UNIT AWARDS

4.1 Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in Shares (including shares of Restricted Shares) or cash or a combination thereof. If a Performance Unit Award is settled in Restricted Shares, such Restricted Shares shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Shares shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Shares shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Unit Award shall be subject to the same restrictions as such Performance Unit Award. Prior to the settlement of a Performance Unit Award in Shares, including Restricted Shares, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award (i) upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V.	GENERAL

5.1 Effective Date and Term of Plan. This Plan will become effective on the day preceding the effectiveness of the Company’s Initial Public Offering. Unless terminated earlier by the Board, this Plan shall terminate on the tenth anniversary of the date it is adopted by the Board or approved by the Company’s stockholders, whichever is earlier. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than ten years after the effective date of this Plan.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the Nasdaq Global Market or any other stock exchange on which Shares are then traded; provided, however, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Shares or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per Share value of Shares to change after the effectiveness of the Initial Public Offering, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan or specified in any section of this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Unit Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8 Change in Control.

(a) Subject to the terms of the applicable award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i)	provide that (A) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment or service, (B) the Restriction Period applicable to some or all outstanding Restricted Share Awards and Restricted Share Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment or service, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level;

(ii)	require that shares of the corporation or other entity resulting from such Change in Control, or a parent thereof, be substituted for some or all of the Shares subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 5.7; and/or

(iii)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (i) in the case of an option or an SAR, the number of Shares then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change in Control, over the purchase price or base price per Share subject to such option or SAR, (ii) in the case of a Share Award, the number of Shares then subject to the portion of such award surrendered multiplied by the Fair Market Value of a Share as of the date of the Change in Control, and (iii) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered; (B) shares of the corporation or other entity resulting from such Change in Control, or a parent thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b) A “Change in Control” of the Company shall be deemed to have occurred upon the occurrence of any of the following events:

(i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding Shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of Shares and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;

(ii) The consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of Shares and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than

50% of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation;

(iii) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iv) a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

In no event shall a Change in Control include the Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of the Initial Public Offering.

5.9 Deferrals. The Committee may determine that the delivery of Shares or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any Shares or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such Shares or equity security.

5.12 Designation of Beneficiary. A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14 Non-U.S. Service Providers. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees or service providers.

5.15 Awards Subject to Clawback. The awards granted under this Plan and any cash payment or Shares delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

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